UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 1, 2010

DCP MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

370 17th Street, Suite 2775, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 633-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement.

Omnibus Agreement Amendment

On December 1, 2010, DCP Midstream Partners, LP (the “Partnership”) entered into the Twelfth Amendment (the “Twelfth Amendment”) to the Omnibus Agreement, dated December 7, 2005, between the Partnership, DCP Midstream, LLC, DCP Midstream GP, LP, DCP Midstream GP, LLC and DCP Midstream Operating, LP (the “Omnibus Agreement”). The Twelfth Amendment (i) extends the term of the Omnibus Agreement through 2011, with an annual renewal thereafter unless any party gives notice of termination not less than 120 days prior to the end of a calendar year, (ii) increases from $10 million to $10.2 million the annual fee the Partnership will pay to DCP Midstream, LLC, the owner of the Partnership’s general partner, for incremental general and administrative services DCP Midstream, LLC will provide to the Partnership during calendar year 2011, thereafter subject to an annual adjustment based on the Consumer Price Index, and (iii) contains other conforming changes. The Twelfth Amendment was approved by the conflicts committee of the Board of Directors of DCP Midstream GP, LLC, the general partner to the general partner of the Partnership, as required by the Partnership’s partnership agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP its General Partner

By:	DCP MIDSTREAM GP, LLC its General Partner

By:	/s/ Michael S. Richards
Name:	Michael S. Richards
Title:	Vice President, General Counsel and Secretary

December 7, 2010